UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 15, 2015

Life Clips, Inc.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-198828	46-2378100
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or)	File Number)	Identification No.)

233 S. Sharon Amity Rd., Suite 201

Charlotte, North Carolina 28211

(Address of Principal Executive Offices

800-292-8991

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information contained below in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference to this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2015, Life Clips, Inc. (the “Company”) filed Articles of Amendment to the Company’s Articles of Incorporation, as amended to date (the “Articles of Amendment”), with the Secretary of State for the State of Wyoming to effect a one-for-eleven forward stock split (the “Forward Stock Split”) of the outstanding common stock of the Company. The Forward Stock Split became effective on February 18, 2016. The Articles of Amendment were approved by the Board of Directors of the Company on December 9, 2015 and by a majority of the outstanding shares of the Company’s common stock entitled to vote on the matter. Holders of the Company’s common stock will be deemed to hold eleven whole, post-split shares of the Company’s common stock for every one whole, pre-split share of the Company’s issued and outstanding common stock. As a result of the Forward Stock Split, the number of outstanding shares of common stock of the Company was increased to approximately 53 million. The Forward Stock Split affected all shareholders of the Company uniformly and did not affect any shareholder’s ownership percentage of the Company’s common stock.

In addition to the Forward Stock Split, the Articles of Amendment also increased the total number of authorized shares of common stock of the Company from 75,000,000 to 320,000,000 (par value $0.001 per share) and created a class of “blank check” preferred stock. The Articles of Amendment set the number of authorized shares of the “blank check” preferred stock (par value $0.001 per share) at 20,000,000. The “blank check” preferred stock may be issued from time to time upon resolution of the Board of Directors, in one or more series, without the approval of the Company’s shareholders. The Board of Directors is expressly empowered to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon series of Preferred Stock and to set the number of shares constituting any such series.

The description contained herein of the Articles of Amendment is qualified in its entirety by reference to the terms of the Articles of Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by this reference.

Item 5.07. Submission of Matters to a Vote of the Security Holders.

On December 29, 2015, the Articles of Amendment were ratified and approved by Robert Gruder, the holder of 2,754,233 shares of the Company’s outstanding common stock, then constituting a majority of the outstanding shares, pursuant to a written consent in lieu of a meeting of shareholders. The sole matter approved pursuant to the written consent in lieu of a meeting of a meeting of shareholders was the Articles of Amendment.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of Life Clips, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Date: February 22, 2016	By:	/s/ Robert Gruder
Robert Gruder
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of Life Clips, Inc.